CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As  independent  public  accountant,  we  hereby  consent  to the  use  in  this
Post-Effective Amendment No. 11 of our report dated January 11, 2002 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
April 30, 2002